                                                                   EXHIBIT 10.44

                          FOURTH FORBEARANCE AGREEMENT

      THIS FOURTH FORBEARANCE AGREEMENT (the "Fourth Forbearance Agreement"), expiring on January 31, 2002, is entered into by and among STANDARD AUTOMOTIVE CORPORATION ("SAC"), ARELL MACHINING LTD. ("ARELL"), formerly known as CRITICAL COMPONENTS CANADA LTD. (SAC and Arell each a "Borrower" and collectively, the "Borrowers"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), ING (U.S.) CAPITAL LLC ("ING"), FLEET NATIONAL BANK, as successor to SUMMIT BANK, SOVEREIGN BANK, THE BANK OF NEW YORK, KEYBANK NATIONAL ASSOCIATION, OCEANFIRST BANK, and U.S. BANK NATIONAL ASSOCIATION d/b/a FIRSTAR BANK, N.A. (each a "Bank" and collectively the "Banks"), PNC as Administrative Agent (PNC in such capacity, the "Administrative Agent"), ING as Syndication Agent (ING in such capacity the "Syndication Agent"), and PNC CAPITAL MARKETS, INC. and ING BARINGS LLC as Joint Arrangers.

                                   BACKGROUND

      Borrowers, Banks, and Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of April 25, 2000, between and among Borrowers, Banks, and Administrative Agent (as amended, supplemented, or otherwise modified from time to time, the "Agreement") pursuant to which Administrative Agent and Banks provide Borrowers with certain financial accommodations.

      There are various Events of Default now existing under the Agreement as described in a series of default letters dated December 19, 2000, January 23, 2001, February 8, 2001, and February 14, 2001, and in the acceleration letter dated July 27, 2001, sent by Administrative Agent to Borrowers. Borrowers also have failed to make the principal and interest payments that were due to Banks on March 31, June 30, and September 30, 2001, which are additional Events of Default. Other Events of Default may exist. (Collectively, these Events of Default are the "Designated Defaults.") The forbearance periods under the Forbearance Agreement dated April 2, 2001, the Second Forbearance Agreement effective May 21, 2001, and the Third Forbearance Agreement, as extended, expiring on October 19, 2001 (collectively, the "Previous Forbearance Agreements") have expired. The parties have now agreed to enter into this Fourth Forbearance Agreement.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore made to or for the account of either Borrower and in consideration of the forbearance by Administrative Agent and Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

           2. Acknowledgement. Borrowers acknowledge that the Designated Defaults, among other Events of Default, have occurred and exist as of the date hereof, and that each Borrower is unconditionally obligated to pay all of the Loans, all without defense, setoff, or counterclaim of any kind or nature whatsoever.

           3. Outstanding Loans and obligations under the Loan Documents. Each Borrower affirms and acknowledges that (i) as of October 16, 2001, there was due and owing to Administrative Agent and Banks, under the Agreement, the principal amount of Loans as set forth on Exhibit A to this Agreement, together with accrued interest thereon and costs and expenses; (ii) all such Loans and other obligations of Borrowers under the Loan Documents are valid obligations of Borrowers, and there are no claims, setoffs, or defenses to the payment by any Borrower of the Loans or any of the other obligations of Borrowers under the Loan Documents; and (iii) the Agreement and the other Loan Documents are and shall continue to be legal, valid, and binding obligations and agreements of Borrowers enforceable in accordance with their terms.

           4. Forbearance. Subject to the provisions of ss. 8 below, during the period commencing on October 19, 2001, and ending on the earlier to occur of (i) January 31, 2002, or (ii) the date of any Forbearance Default as defined in ss. 6 hereof (the "Forbearance Period"), Administrative Agent and Banks will forbear from exercising their rights and remedies under the Loan Documents with respect to the Designated Defaults.

           5. Additional Agreements. Subject to the terms and conditions of this Fourth Forbearance Agreement, and as consideration for Administrative Agent and Banks entering into this Fourth Forbearance Agreement:

           (a) Each Borrower acknowledges its continuing obligation under ss. 12.5 of the Agreement and under the various Loan Documents and guarantees to pay or to reimburse Administrative Agent and Banks for the expenses of any professionals and consultants engaged by Administrative Agent or Banks, including but not limited to the expenses incurred by Administrative Agent and Banks for the professionals and consultants listed on Exhibit B. The expenses listed on Exhibit B shall be paid by Borrowers directly to the professionals by October 26, 2001. Further professional fees and expenses shall be paid by Borrowers within fifteen days of presentment of an invoice. Borrowers also shall pay all travel expenses incurred by Administrative Agent in connection with visits to Borrowers' Subsidiaries within fifteen days of presentment of an invoice.

           (b) Borrowers affirm their agreement under the Previous Forbearance Agreements that interest has been and is accruing on the unpaid balances under any of the Loans and on any other payment obligations under the Agreement at the Default Rate set forth in ss. 5.3 of the Agreement, and that all of the Loans shall be deemed to be Base Rate Loans.

           (c) Borrowers shall make the following payments to Administrative Agent on the following dates:

                (i)   Two payments of $75,000 each on October 24 and 31, 2001;

                (ii) Four payments of $100,000 each on November 7, 14, 21, and 28, 2001;

                (iii) Four payments of $100,000 each on December 5, 12, 19, and 26, 2001;

                (iv) Five payments of $125,000 each on January 2, 9, 16, 23, and 30, 2002;

                (v)  One payment of $750,000 by December 31, 2001; and

                (vi) One payment of $750,000 by January 31, 2002.

Borrowers acknowledge and agree that TIME IS OF THE ESSENCE with respect to each payment and that Administrative Agent and Banks may apply these payments to the Indebtedness within their absolute and sole discretion.

           (d) On the date of the closing of this Fourth Forbearance Agreement, Borrowers shall pay a forbearance fee of $100,000, with $25,000 payable to Administrative Agent and $75,000 to be distributed to Banks on a pro rata basis. Borrowers acknowledge and agree that the forbearance fee is made in consideration of entering into this Fourth Forbearance Agreement and that the forbearance fee will not be applied to the Indebtedness.

           (e) In addition to any requirements in the Loan Documents, Borrowers agree to provide the following documents and reports together with such additional financial and other reporting on which Administrative Agent and Borrowers mutually agree: (i) copies of all past communications not already provided to Administrative Agent and Banks and copies of all future communications with the Internal Revenue Service concerning outstanding excise taxes of Borrowers or any of their Subsidiaries, and biweekly reporting on the status of Borrowers' or any of their Subsidiaries' negotiations with the Internal Revenue Service; and (ii) the financial reporting items listed on Exhibit C to this Fourth Forbearance Agreement. Carl Marks shall oversee and supervise the preparation of all Exhibit C items by Borrowers and their Subsidiaries. Also, Borrowers shall provide written updates on all new occurrences in connection with the federal-excise-tax matter within three days of the occurrence.

           (f) Each Borrower agrees that without the written consent of Banks it will make no payments of principal, interest, or dividends, or no distributions of any kind to the holders of equity interests (whether common, preferred, or otherwise) or subordinated debt of Borrowers or any of their Subsidiaries, or to the holders of the Ranor Notes or any notes issued in connection with the Arell Acquisition or the Airborne Acquisition. Each Borrower further agrees that without the written consent of Banks it will not make any payments pursuant to ss. 3.5(b) of the Arell Stock Purchase Agreement dated March 3, 2000, with the Collateral or with the proceeds of Collateral. Each Borrower represents and warrants that since at least December 19, 2000, no dividends or distributions of any kind to the holders of equity interests have been paid, and that since at least December 19, 2000, no payments under ss. 3.5(b) of the Arell Stock Purchase Agreement have been made.

           (g) The Commitments are terminated effective September 15, 2001.

           (h) Substantially simultaneously with the execution of this Fourth Forbearance Agreement, Borrowers shall advise in writing on the status of the sale of the vertical-boring machine of Ranor. The net proceeds of the sale of the vertical-boring machine of Ranor shall be paid to Administrative Agent and applied to reduce Borrowers' Indebtedness. The net proceeds from the sale of any other Collateral shall be paid to Administrative Agent and applied to reduce Borrowers' Indebtedness in accordance with ss. 9.5 of the Agreement.

           (i) This Fourth Forbearance Agreement is without prejudice to the Banks' rights concerning any agreements between Borrowers and any of their Subsidiaries, and Steven Merker and William Merker. Borrowers and their Subsidiaries shall make no prepayments to Steven Merker and William Merker under any agreement. In addition, Borrowers shall assign their rights to receive any payments from William Merker in connection with the settlement entered into between SAC and William Merker dated May 16, 2001. In connection with that assignment, Borrowers shall execute the Assignment attached as Exhibit D.

           (j) Borrowers and their Subsidiaries agree that they will not enter into any agreement with the Internal Revenue Service or any other taxing authority in connection with any tax refunds, commit any tax refunds to the Internal Revenue Service, to any other taxing authority, or to any other entity, or use or dispose of any tax-refund proceeds that Borrowers or any Subsidiaries receive without the written consent of Banks. Borrowers and their Subsidiaries agree to provide Administrative Agent with all financial data necessary to enable Banks to calculate the allocation of any tax refund to each Borrower and Subsidiary. Filing of a Notice of Federal Tax Lien shall constitute a Forbearance Default under this Fourth Forbearance Agreement.

           (k) By October 26, 2001, Borrowers and their Subsidiaries shall submit to Administrative Agent all existing key-executive retention plans together with all existing employment and severance agreements for employees with W-2 earnings in excess of $50,000 ("Key Employees"). The written consent of Administrative Agent shall be required before implementation of any plans that have not yet been executed or implemented or before the entry into any new employment or severance agreements with Key Employees.

           (l) By October 26, 2001, Carl Marks shall provide a forecast for the fiscal year ending March 31, 2002.

           (m) By October 26, 2001, Carl Marks shall provide a comparative financial analysis as to all future options for all of Borrowers' Subsidiaries.

           (n) By October 26, 2001, Carl Marks shall identify opportunities that Borrowers should undertake to improve free cash flow.

           (o) By October 31, 2001, Borrowers must submit to Administrative Agent offering memoranda for Arell, Airborne Gear & Machine, Ltd., Ajax Manufacturing Company ("Ajax"), CPS Trailer, Co., Ranor, Inc., and R&S Truck Body Company, Inc. (collectively, the "Key Subsidiaries") prepared by Pedersen Kammert & Co. LLC ("Pedersen"). Borrowers shall submit any offering memoranda or term sheets provided by Pedersen to Administrative Agent within three days of receipt.

           (p) By October 31, 2001, Carl Marks shall prepare a financial analysis as to which SAC Subsidiary carries on its books the inventory and other personalty located in Mexico, and Borrowers agree to cause to be executed at the reasonable request of Banks any additional collateral and supporting documents requested by Banks.

           (q) By November 15, 2001, Borrowers must provide to Administrative Agent offering memoranda prepared by Pedersen concerning all non-Key Subsidiaries. Borrowers shall submit any offering memoranda or term sheets provided by Pedersen to Administrative Agent within three days of receipt.

           (r) By November 26, 2001, Borrowers and Carl Marks shall meet with Banks to discuss asset disposition and all critical business issues. A written status update on these issues shall be provided by November 19, 2001.

           (s) By October 31, 2001, Banks shall receive a status update concerning prospective buyers in the bidding process from Pedersen. By November 26, 2001, Borrowers, along with Pedersen, shall meet with Banks to discuss that status update.

           (t) By December 31, 2001, Borrowers shall provide to Administrative Agent a list of bids and offers for Key Subsidiaries. If requested by Administrative Agent, Policano & Manzo will provide to Banks an evaluation of each offer. Borrowers shall be responsible for payment of Policano & Manzo's expenses in connection with those evaluations, and Borrowers shall pay those expenses within fifteen days of presentment of an invoice.

           (u) By January 21, 2002, Borrowers shall provide Administrative Agent with an independent fairness review by an entity acceptable to Banks of any purchase offer Borrowers propose to accept. Banks shall have ten days to review all fairness opinions.

           (v) Borrowers shall take all necessary steps to cause and enable Carl Marks to accurately and timely complete and provide the analyses, reports, and data set forth herein, and to communicate Carl Marks's various recommendations to Banks.

           (w) At all times Borrowers shall continue to retain a crisis manager and investment banker acceptable to Banks and shall not change crisis managers or investment bankers without the consent of Banks.

           (x) On a biweekly basis, Carl Marks shall confer with Administrative Agent on all issues respecting the financial status and business operations of Borrowers with such detail as Administrative Agent may require. Administrative Agent and Banks shall have full and unfettered access to Carl Marks at all times, and Borrowers shall not interfere in any way with such access.

           (y) At Borrowers' direction, Carl Marks shall prepare a balance sheet for Critical Components Corp. ("CCC") (as a parent and not a consolidated balance sheet) and an income statement as of an agreed-on date. CCC shall agree not to incur any liabilities in excess of an amount to be determined no later than October 31, 2001.

           (z) Borrowers must provide by October 26, 2001, copies of any government contracts and must agree, consistent with federal or other law, to assign the right to receive the proceeds and payments under those contracts to Banks.

           (aa) Borrowers and their Subsidiaries shall not provide releases or enter into transactions with Key Employees or present or former board members without the prior written consent of Banks.

           (bb) Borrowers and their Subsidiaries represent and covenant that, (SEE INSERT A), they have not released or compromised and will not release or compromise any claims that they have or might have against any present or former shareholder or director without the prior written consent of Banks. Borrowers and their Subsidiaries represent and covenant that they will not enter into any business relationship with any present or former Key Employees, shareholders, directors, or entities in which former or present shareholders or directors have an interest without the prior written consent of Banks. INSERT A: EXCEPT FOR THE WILLIAM MERKER AND JOSEPH SPINELLA RELEASES, WHICH ARE CONTAINED IN PUBLICY DISCLOSED DOCUMENTS AVAILABLE AT WWW.SEC.GOV

           (cc) As a condition of closing, Borrowers shall provide a list of all pending and potential lawsuits, and provide all related pleadings.

           (dd) As a condition of closing, Borrowers shall provide a list of all judgments and copies of those judgments.

           (ee) Borrowers shall provide by October 26, 2001, (i) any appraisals, fairness opinions, or similar document obtained at any time respecting any Subsidiary or the purchase thereof, (ii) all contracts between Ranor and Transnuclear, Duke Power, SMUD, and NAC, and (iii) all of Borrowers' and Ajax's director-and-officer insurance policies.

           (ff) If Borrowers fail to take the necessary corporate action to permit the sale of a Key Subsidiary, then Banks may terminate the Fourth Forbearance Agreement.

           (gg) The following provisions of this Section 5 shall expressly survive the expiration of the Fourth Forbearance Agreement to the extent they are not inconsistent with Borrowers' obligations under the Loan Documents: (a),
(e), (f), (g), (h), (i), (j), (k), (v), (w), (x), (aa), and (bb).

           6. Forbearance Defaults. Each of the following shall constitute a Forbearance Default:

           (a) The existence of an Event of Default under the Loan Documents (other than the Designated Defaults), except that the failure to make the principal and interest payments due December 31, 2001, shall not constitute a Forbearance Default;

           (b) Any Borrower fails to keep or perform any of the covenants or agreements contained herein; or

           (c) Any representation or warranty of any Borrowers contained herein is false, misleading, or incorrect in material respect.

           On the occurrence of a Forbearance Default, or if this Fourth Forbearance Agreement is terminated for any reason, all Loans shall be immediately due and payable, and Banks shall be entitled immediately to exercise all of their rights and remedies under the Loan Documents or otherwise.

           7. Additional Canadian Guaranties and Collateral. Borrowers covenant and agree that on or before October 24, 2001, they shall execute and deliver to Administrative Agent such guaranties, security agreements, and other documents required by Administrative Agent. Additionally, Borrowers shall take such other action as Administrative Agent may require, such that all of the obligations of Borrowers under all the Loans (in addition to the Interim Loans presently guaranteed and secured) are (i) secured by a perfected first lien on all of the stock of Arell owned by CCC., (ii) guaranteed by Arell, Airborne Gear & Machine, Ltd., and Gendow Consulting, Ltd. (collectively, the "Canadian Entities"), and
(iii) such guarantees are secured by a perfected second lien on all of the assets of the Canadian Entities (the "Additional Canadian Lien"), second only to the existing liens of Administrative Agent securing the Interim Loans. Notwithstanding anything in the Loan Documents to the contrary, any proceeds from the Additional Canadian Lien and any proceeds of any sale of the property subject to such lien shall, after repayment of the Interim Loans, be applied to the Loans until the Loans have been repaid in full.

           8. Conditions of Effectiveness. This Fourth Forbearance Agreement shall become effective (the "Effective Date") only on the date when each of the following conditions precedent have been satisfied: (i) Administrative Agent shall have received a copy of this Agreement executed by Borrowers and Banks;
(ii) Administrative Agent shall have received such other supporting documents, instruments and certificates as Administrative Agent shall reasonably request, including without limitation the Consents of the Guarantors and Pledgors;
(iii) Borrowers shall pay the legal and professional expenses listed in Exhibit B; (iv) Borrower shall have brought all financial reporting listed on Exhibit C current to the satisfaction of Administrative Agent; and (v) Administrative Agent shall have received by October 24, 2001, the fully-executed documents in connection with the Additional Canadian Lien. In no event shall this Fourth Forbearance Agreement become effective unless each of the conditions precedent has occurred by October 19, 2001, except for those that must occur by October 24, 2001, or on other dates noted in this Fourth Forbearance Agreement.

           9. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

           (a) This Fourth Forbearance Agreement, the Agreement as amended hereby, including but not limited to ss. 9.5, and all other Loan Documents (collectively, the "Documents") constitute legal, valid, and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their terms.

           (b) As to each Borrower, other than the Designated Defaults, no Event of Default has occurred and is continuing or would exist after giving effect to this Fourth Forbearance Agreement.

           (c) Each Borrower has no defense, counterclaim, or offset with respect to the Documents or underlying transactions.

           (d) Borrowers have the corporate authority, and have been duly authorized by all requisite corporate action, to execute and deliver this Fourth Forbearance Agreement and to perform its obligations hereunder. This Fourth Forbearance Agreement has been duly executed and delivered by Borrowers.

           (e) Borrowers' execution, delivery, and performance of this Fourth Forbearance Agreement does not and will not (i) violate any law, rule, regulation, or court order to which either Borrowers are subject, (ii) conflict with or result in a breach of each Borrower's Articles of Incorporation, By-Laws, or any agreement or instrument to which either a Borrower is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Borrowers, whether now owned or hereafter acquired, other than liens in favor of Banks.

           (f) The recitals set forth in the Background section above are truthful and accurate and are an operative part of this Fourth Forbearance Agreement.

           (g) Administrative Agent has and will continue to have a valid first-priority lien and security interest in all Collateral, and Borrowers expressly reaffirm all security interests and Liens granted to Banks pursuant to the Loan Documents.

           10. Waiver. Each Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs, or other rights that they may have to contest (a) any Designated Defaults that have been declared or any Events of Default that could be declared by Administrative Agent; (b) any provision of the Loan Documents, the Previous Forbearance Agreements, or this Fourth Forbearance Agreement; (c) the security interest of Administrative Agent in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or (d) the conduct of Administrative Agent in administering the financing arrangements between Borrowers and Banks.

           11. Release. Each Borrower hereby releases, remises, acquits, and forever discharges Administrative Agent, Banks, the Syndication Agent, and the Joint Arrangers together with their employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Previous Forbearance Agreements, this Fourth Forbearance Agreement, the Agreement, or the Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

           12. Governing Law. This Fourth Forbearance Agreement has been delivered to and accepted by Administrative Agent and Banks, and will be deemed to be made in the State and interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State indicated in the Loan Agreement, excluding its conflict-of-laws rules.

           13. JURY TRIAL WAIVER. BORROWERS EXPRESSLY RATIFY AND CONFIRM THE WAIVER-OF-JURY-TRIAL PROVISIONS CONTAINED IN THE AGREEMENT AND THE LOAN DOCUMENTS. BORROWERS, ADMINISTRATIVE AGENTS, BANKS, THE SYNDICATION AGENT, AND THE JOINT ARRANGERS WAIVE THE RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS FOURTH FORBEARANCE AGREEMENT.

           14. Effect and Construction of Forbearance Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Fourth Forbearance Agreement shall not be construed to:

           (a) impair the validity, perfection, or priority of any lien or security interest securing the Loans or any of the other obligations of Borrowers under the Loan Documents;

           (b) waive or impair any rights, powers, or remedies of Administrative Agent under or constitute a waiver of any provision of the Loan Documents on termination of the Forbearance Period; or

           (c) constitute an agreement by Administrative Agent or Banks or require the Administrative Agent or Banks to extend the Forbearance Period, grant additional forbearance periods, extend the time for payment of any of the Loans or any of the other obligations of Borrowers, or provide any financial accommodation under the Loan Documents.

           15. Conflicts. If any express conflict between the terms of this Fourth Forbearance Agreement and any of the Loan Documents arises, this Fourth Forbearance Agreement shall govern.

           16. Presumptions. Borrowers acknowledge that they have consulted with and been advised by counsel and such other experts and advisors as each has deemed necessary in connection with the negotiation, execution, and delivery of this Fourth Forbearance Agreement and have participated in the drafting hereof. Therefore, this Fourth Forbearance Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Fourth Forbearance Agreement or any part hereof to be drafted.

           17. Expenses. Borrowers shall pay all reasonable costs, fees, and expenses of Administrative Agent (including the costs, fees, and expenses of Administrative Agent's counsel) incurred by Administrative Agent in connection with the negotiation, preparation, administration, and enforcement of this Fourth Forbearance Agreement.

           18. Entire Agreement. This Fourth Forbearance Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Borrowers have not relied on any agreements, representations, or warranties of Administrative Agent or any Bank, except as specifically set forth herein. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Borrowers acknowledge that they are not relying on oral representations or statements inconsistent with the terms and provisions of this Fourth Forbearance Agreement.

           19. Further Assurance. Borrowers shall execute such other and further documents and instruments as Administrative Agent may reasonably request to implement the provisions of this Fourth Forbearance Agreement.

IN WITNESS WHEREOF, this Fourth Forbearance Agreement has been duly executed as of the day and year first written above.

                               STANDARD AUTOMOTIVE CORPORATION

                               By:  /s/ JAMES F. O'CROWLEY, III
                                  --------------------------------------------
                                    Name:  James F. O'Crowley, III
                                    Title: President and CEO


                               ARELL MACHINING LTD.

                               By:  /s/ JAMES F. O'CROWLEY, III
                                  --------------------------------------------
                                    Name:  James F. O'Crowley, III
                                    Title: Director


                               PNC BANK, NATIONAL ASSOCIATION, as
                               a Bank and as Administrative Agent

                               By:  /s/ ELLEN BRIGGS
                                  ---------------------------------
                                    Name:  Ellen Briggs
                                    Title: Senior Vice President

                               ING (U.S.) CAPITAL LLC, as a Bank and as
                               Syndication Agent

                               By:  /s/ LAWRENCE P. EYINK
                                  ---------------------------------
                                    Name:  Lawrence P. Eyink
                                    Title: Director


                               FLEET NATIONAL BANK, as successor
                               to SUMMIT BANK

                               By:  /s/ KEVIN M. BEHAN
                                  ---------------------------------
                                    Name:  Kevin M. Behan
                                    Title: V.P.


                               SOVEREIGN BANK

                               By:  /s/ WILLIAM R. KENDALL
                                  ---------------------------------
                                    Name:  William R. Kendall
                                    Title: V.P.


                               THE BANK OF NEW YORK

                               By:  /s/ EDWARD J. DESALVIO
                                  ---------------------------------
                                    Name:  Edward J. DeSalvio
                                    Title: Vice President


                               KEY BANK NATIONAL ASSOCIATION

                               By:  /s/ MARVIN S. KODISH
                                  -----------------------------
                                    Name:  Marvin Kodish
                                    Title: Sr. V.P.


                               OCEANFIRST BANK

                               By:  /s/ WM. J. RUCKERT
                                  ---------------------------------
                                    Name:  Wm. J. Ruckert
                                    Title: S.V.P.

                               U.S. BANK NATIONAL ASSOCIATION
                               d/b/a FIRSTAR BANK, N.A.

                               By:  /s/ DANIEL J. FALSTAD
                                  ---------------------------------
                                    Name:  Daniel J. Falstad
                                    Title: Vice President


                               PNC CAPITAL MARKETS, INC., as a
                               Joint Arranger


                               By:
                                  ---------------------------------
                                    Name:
                                    Title:


                               ING BARINGS, LLC, as a Joint
                               Arranger


                               By:
                                  ---------------------------------
                                    Name:
                                    Title: